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                                                                     EXHIBIT 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Southern Michigan Bancorp, Inc. on Form S-3 (Registration No. 33-24977), of our report dated February 8, 1996 on the 1995 consolidated financial statements of Southern Michigan Bancorp, Inc., which report is included in the 1995 Annual Report on Form 10-K of Southern Michigan Bancorp, Inc.




                                            /s/ Crowe, Chizek and Company LLP
                                                Crowe, Chizek and Company LLP


Grand Rapids, Michigan
March 26, 1996